UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2010
(Date of Earliest Event Reported)

Shrink Nanotechnologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	333-138083 (Commission File Number)	20-2197964 (I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
 (Address of principal executive offices)

760-804-8844
 (Registrant's telephone number, including area code)

 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into Material Definitive Agreement.

Sponsored Research Agreement With California Regents

As of May 3, 2010, Shrink Nanotechnologies, Inc. (the “Company”) entered into a Sponsored Research Agreement (the “SRA Agreement”) with The Regents of the University of California (the “California Regents”), on behalf of Irvine campus (“UCI”). The SRA Agreement is for a term of three years or such time as the research is completed, whichever is longer. The SRA Agreement may be terminated by the Company subject to satisfying appropriate notice requirements required under the agreement.

The SRA Agreement provides, among other things, that the Company will sponsor specified research relating to development of (i) integrated, manufacturable, nonstructured substrates for biosensing and testing of new bioassays as well as assessing viability of other shrinkable materials, and (ii) stem cell tools that use shrinkable plastic microfluidic technologies, each as more fully provided in the SRA Agreement.  The SRA Agreement provides that the Company shall sponsor the research costs up to a budget of $632,051, of which $20,000 has been paid to the California Regents.

Rights to License Intellectual Property Discovered

While inventions stemming from research performed under the SRA Agreement (“Additional IP”) shall belong to the California Regents and are subject to disposition in accordance with the California Regents’ and UCI’s IP policies, they are required to provide notice of inventions to the Company, which in turn, may acquire a license to commercialize the Additional IP.  In order to exercise its rights, the Company must not be in default of any payment or funding obligation under the SRA Agreement and, must notify the California Regents of its intent to license the Additional IP within nine (9) months of receipt of notice from the California Regents of the invention.  In addition, among other conditions and limitations, the Company would be required to pay for patent application and filing costs relating to the Additional IP and, to prosecute its rights as against third parties.

Additional IP that is subject to the license rights of the Company under the SRA Agreement includes both research performed under the specified work order of the SRA Agreement, as well as discoveries developed between July 2009 and May 3, 2010 by Dr. Michelle Khine that name Dr. Khine as primary inventor, and which are not under pre-existing obligations to third parties.

The Company is also required to indemnify the California Regents and certain affiliates from losses and claims stemming from the Agreement.

License Terms

The SRA Agreement provides that in the event that the Company desires to license Additional IP, if any is discovered, such license must be pursuant to license terms annexed to the SRA Agreement (the “SRA License”).  The SRA License, is substantially similar to the previously disclosed license rights we have with the California Regents, except that the Company is not required to pay an initial license issue fee, or initial legal fee reimbursement of $35,000, and the terms of the annual license fee has changed to a fee of $5,000 for rights to each Additional IP license acquired by the company, with an overall license maintenance fee of $10,000 per annum commencing the fourth year after entry into the license (the “License Date”).  In addition, the Company is required to a fee of 30% of certain income generated from third party sublicenses of the Additional IP that are covered under the SRA License to the Company, as well as royalty payments of: 2.5% of net sales where the first sale occurs within three years after the License Date; 4% of net sales where the first sale occurs between three and six years after the License Date; and 5% of net sales where the first sale occurs beyond six years after the License Date.  In each case, the minimum earned royalty payment paid shall be $15,000 commencing the year of the first commercial sale of the Additional IP licensed, subject to increase, if and as the Company expands the SRA License to include additional patents from time to time.  A copy of the SRA License is included as an annex to the SRA Agreement, filed as an exhibit to this report, and is incorporated by reference herein.

As with other our other intellectual property licenses, even after the Company’s exercise of its exclusive patent rights with respect to any patent comprising the Additional IP, the California Regents reserves the right to utilize such intellectual property in connection for educational and research purposes, including research conducted for other sponsors.

Sponsorship Costs

The Company’s research sponsorship obligations require it to provide funding (which may be from the Company or other third parties) totaling $632,051 during the three year term of the SRA Agreement.  Of this amount $202,796 shall be paid during the 12 month period ended April 30, 2011; $211,311 shall be paid during the 12 month period ended April 30, 2012; and the remaining $217,944 shall be paid during the 12 month period ended April 30, 2013.  The foregoing payments are to be paid in quarterly installments of ¼ of the total cash fees payable during such 12 month period.

No assurance can be made that the Company will attain the funding necessary to fulfill its funding obligations under the SRA Agreement or, that the research performed will necessarily produce commercially viable new inventions.  In addition, in addition to other risks and uncertainties discussed by the Company in its reports, no assurance can be made that the Company will be able to fund the patent application of new inventions, if any, or that it will be able to prosecute its patent rights.

The foregoing is a summary only of the SRA Agreement (which includes the form of SRA License annexed thereto), which is filed as an exhibit to this Report, the provisions of which are incorporated by reference herein.

Matching Funds From DARPA Co-Funding Agreement

The Company has become party to a Consortium Agreement (the “DARPA Co-Funding Agreement”) among Academic Partners and Sponsors of the Micro/Nano Fluidics Fundamentals Focus MF3 Center (the “MF3”) (http://www.inrf.uci.edu/mf3/industryPartnerships.htm), which is headquartered at the UCI, which agreement provides for funding from the Defense Advanced Research Projects Agency (“DARPA”).  The DARPA Co-Funding Agreement becomes effective as of June 1, 2010.  The terms of the DARPA Co-Funding Agreement provides, among other things, that DARPA will match the Company, dollar for dollar for funding commitments made by the Company through a sponsored research agreement that is otherwise eligible for DARPA marching funds.  i.e. 50% of funds invested in qualifying research will be paid for by DARPA subject to the DARPA Co-Funding Agreement.

No assurance can be made that the Company will make or secure additional financing for research projects that qualify for DARPA funds matching, or that it will be able to maintain eligibility for the same.

The foregoing is a summary only of the DARPA Co-Funding Agreement, which is also subject to risks and uncertainties, a copy of which is filed as an exhibit to this Report, the provisions of which are incorporated by reference herein.

Item  7.01.                      Regulation FD Disclosure.

Press Releases

On Monday, May 3, 2010, the Company issued a press release relating to the acquisition and use of its PowerSkin™ trademark from the bankruptcy estate of Millennium Cell, Inc. (see “Item 8.01 Other Events.” below).  A copy of this press release is furnished as an exhibit to this Report.

On Tuesday May 4, 2010, the Company issued a press release relating to its becoming a member of the MF3 Center and eligibility for matching funds pursuant to the DARPA Co-Funding Agreement as described in “Item 1.01 Entry Into Material Definitive Agreements.” above.  A copy of this press release is furnished as an exhibit to this Report.

On Tuesday May 4, 2010 the Company issued a press release relating to the results of a study relating to the Company’s NanoShrink™ technologies and materials, conducted by the UCI’s Department of Biomedical Engineering, and published in an online article on the “Lab on a Chip,” a Royal Society of Chemistry Journal.  A copy of this press release is furnished as an exhibit to this Report.

Finally, on Thursday, May 6, 2010, the Company issued a press release relating to its sponsorship of research at the UCI, and entry into the related SRA Agreement (see “Item 1.01 Entry Into Material Definitive Agreements.” above).

The Company is aware, among other risks, that statements made in its press releases or within this Report may contain projections and milestones and are subject to a degree of uncertainty as described in the Forward Looking Statements section of its annual and quarterly reports and as contained in such press releases, as well as risks enumerated in the Company’s “Risk Factors” and elsewhere, as provided in its reports as filed with the SEC from time to time.  Accordingly, no assurance can be made that the Company will achieve any of these goals or milestones.

Item 8.01  Other Events.

Acquisition and Use of PowerSkin™ Trademark

On or about May 3, 2010, the Company began utilizing its recently acquired PowerSkin™ mark (S/N 78402137) in technical and marketing materials.  The Company, through license to its Shrink Solar LLC subsidiary, intends on marketing its proprietary Quantum Dot Solar Concentrator technologies through the PowerSkin™ mark.

The Company only recently acquired the PowerSkin™ trademark in a winning bid for nominal value to the Chapter 7 Bankruptcy Trustee for the District of Delaware, acting for the bankruptcy estate of Millennium Cell, Inc. (Case # 09-11139CSS bk-06727-CPM) (MCEL.OB).

 Item 9.01 Financial Statements and Exhibits

(d)           Exhibits .

The following shall be deemed filed or furnished with this Report.

10.1
Sponsored Research Agreement between Shrink Nanotechnologies, Inc. (the “Company”) and The Regents of the University of California on behalf of Irvine campus, dated as of May 3, 2010 (the “SRA Agreement”).

10.2	Consortium Agreement among Academic Partners and Sponsors of the Micro/Nano Fluidics Fundamentals Focus MF3 Center, effective as of June 1, 2010.

99.1	Press release dated as of May 3, 2010, relating to acquisition of PowerSkin™ trademark. (Deemed Furnished)

99.2	Press release dated as of May 4, 2010, relating to eligibility for matching funding from Defense Advanced Research Projects Agency. (Deemed Furnished)

99.3	Press release dated as of May 4, 2010, relating to publication of research relating to the Company’s NanoShrink™ technologies in the Royal Society of Chemistry Journal. (Deemed Furnished)

99.4	Press release dated as of May 6, 2010, relating to the Company’s sponsorship of research at the UCI, and entry into the related SRA Agreement. (Deemed Furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHRINK NANOTECHNOLOGIES, INC.

Date: May 7, 2010

                               By:  /s/ Mark L. Baum, Esq
                               Name:           Mark L. Baum, Esq
                               Title:           Chief Executive Officer